EXHIBIT 99.1

Monroe Bancorp Provides Additional Investment Details

BLOOMINGTON, Ind., Sept. 5, 2008 (GLOBE NEWSWIRE) -- Monroe Bancorp (the "Company") (Nasdaq:MROE), the independent Bloomington-based holding company for Monroe Bank, today provided additional details regarding the fair market value of its investment holdings as of June 30, 2008 in light of the increased scrutiny placed on the banking industry.

In response to inquiries related to the Company's "Investments in mutual funds and other equity securities with readily determinable fair values" reported in the Company's June 30, 2008 FR Y-9C Consolidated Financial Statements for Bank Holding Companies, the following chart provides a breakdown of the $16,205,000 reported in the filing.

 Investments in mutual funds and other equity securities with readily determinable fair values
 --------------------------------------------------------------------
 (6/30/08 FR Y-9C Consolidated Financial Statements for Bank Holding
 Companies, Schedule HC-B - Securities, Line 7, Column D)

 Wilmington Prime Money Market Fund (symbol: WPWXX)       $13,281,000
 Community Reinvestment Act Qualified Investment
  (symbol: CRAIX)                                           2,914,000
 Bancorp's Community Bank Stock Holdings                       10,000
                                                          -----------
 Fair Market Value (6/30/08)                              $16,205,000

The Company and its subsidiaries do not own and have never owned any common or preferred stock of the Federal National Mortgage Association (commonly referred to as "Fannie Mae") or the Federal Home Mortgage Corporation ("Freddie Mac").

About Monroe Bancorp

Monroe Bancorp, headquartered in Bloomington, Indiana, is an Indiana bank holding company with Monroe Bank as its wholly owned subsidiary. Monroe Bank was established in Bloomington in 1892, and offers a full range of financial, trust and investment services through its locations in Central and South Central Indiana. The Company's common stock is traded on the NASDAQ(r) Global Stock Market under the symbol MROE.

The Monroe Bancorp logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4316

CONTACT:  Monroe Bancorp
          Mark D. Bradford, President and Chief Executive Officer
            (812) 331-3455
          Media Contact:
          Ashley Fisher, Marketing Director
            (812) 353-7705
          Toll-free: (800) 319-2664
          Fax: (812) 331-3445
          www.monroebank.com